EXHIBIT 99.1

Joseph E. Whitters Appointed to Accuray Board of Directors

SUNNYVALE, Calif., July 19, 2018 – Accuray Incorporated (NASDAQ: ARAY) announced today the appointment of Joseph E. Whitters to the company’s Board of Directors, effective as of July 16, 2018. In addition, he will serve on the Board’s Audit Committee. With Mr. Whitters’ appointment, the Accuray Board has been expanded to eight members.

Mr. Whitters brings significant public company governance experience in the medical technology and medical device industries to Accuray. He currently serves on the boards of publicly traded PRGX Global, Inc. and InfuSystem Holdings, Inc. and his prior public company board experience includes Analogic Corporation, Air Methods Corporation, Mentor Worldwide LLC and Omnicell, Inc.

Since 2005, Mr. Whitters has been associated with Frazier Healthcare Partners, a leading provider of venture and growth equity capital to emerging healthcare companies. Prior to joining Frazier, Mr. Whitters held multiple leadership positions at First Health Group Corporation, a managed care organization, including Chief Financial Officer.

“Joe’s background makes him an ideal candidate for the Accuray Board as we continue our focus on maximizing shareholder value. His strong shareholder value orientation and long track record of shareholder advocacy have been of benefit to other companies where he has served on the board, and we believe Accuray will likewise gain from his expertise,” said Joshua H. Levine, President and Chief Executive Officer of Accuray.

“For the last 15 years, I have served as a board member working in partnership with other board members and senior management teams to successfully accelerate their organization’s growth and build shareholder value. I joined the Accuray Board because I believe my experience can help the company achieve its potential. My background in the medical device industry has given me an appreciation for the uniqueness of the Accuray radiation therapy systems and I believe in the devices’ ability to deliver on market needs over the long term, offering value to patients, customers and shareholders alike,” said Joseph Whitters.

About Accuray

Accuray Incorporated (NASDAQ: ARAY) is a radiation oncology company that develops, manufactures, and sells precise, innovative tumor treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to expectations regarding the company’s growth and ability to increase shareholder value. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the company’s ability to achieve widespread market acceptance of its products, the company’s ability to achieve profitability by maintaining or increasing gross margins on its products sales and services, the company’s ability to anticipate or keep pace with changes in the marketplace and the direction of technological innovation and customer demands and such other risks identified under the heading “Risk Factors” in the company’s annual report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2017, the company’s quarterly report on Form 10-Q, filed with the SEC on May 2, 2018 and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Investor Contact:

Todd Kehrli

EVC Group

+1 (310) 625-4462

tkehrli@evcgroup.com

Media Contact:

Beth Kaplan

Accuray

+1 (408) 789-4426

bkaplan@accuray.com